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SCHEDULE 13D

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D with respect to the Common Stock of Multi-Fineline Electronix, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 5th day of February, 2016.

UNITED ENGINEERS LIMITED

By:	/s/ Tan Chee Keong Roy
	Name:	Tan Chee Keong Roy
	Title:	Group Chief Financial Officer

UE CENTENNIAL VENTURE PTE. LTD.

By:	/s/ Tan Chee Keong Roy
	Name:	Tan Chee Keong Roy
	Title:	Director

WBL CORPORATION LIMITED

By:	/s/ Tan Chee Keong Roy
	Name:	Tan Chee Keong Roy
	Title:	Director

WBL TECHNOLOGY (PRIVATE) LIMITED

By:	/s/ Tan Chee Keong Roy
	Name:	Tan Chee Keong Roy
	Title:	Director

UNITED WBL TECHNOLOGY PTE. LTD.

By:	/s/ Tan Chee Keong Roy
	Name:	Tan Chee Keong Roy
	Title:	Director

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SCHEDULE A

The name, present principal occupation and business address of each director and executive officer of the Reporting Persons is set forth below.

The following is a list of the executive officers and directors of UEL:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Tan Ngiap Joo 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Chairman and Non-Executive Director, UEL)

Chairman and Non-Executive Director, UEL

Chairman, Banking Computer Services Private Limited, Director, BCS Information Systems Pte Ltd, Director, Mapletree Logistics Trust Management Ltd, Director, China Fishery Group Limited, Director, Oversea-Chinese Banking Corporation Limited, Director, OCBC Bank (Malaysia) Berhad, Director, OCBC Al-Amin Bank Berhad

Singapore Citizen

Chew Leng Seng 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Non-Executive Director, UEL)	Non-Executive Director, UEL	Singapore Citizen

Norman Ip Ka Cheung 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director and Group Managing Director, UEL)

Director and Group Managing Director, UEL

Chairman, WBL, Director, Great Eastern Holdings Limited, Director, Lion Global Investors Limited, Director, The Overseas Assurance Corporation Limited, Director, The Great Eastern Life Assurance Company Limited, Director, AIMS AMP Capital Industrial REIT Management Limited, Chairman, Great Eastern Life Assurance (Malaysia) Berhad, Chairman, Overseas Assurance Corporation (Malaysia) Berhad, Chairman, Great Eastern Capital (Malaysia) Sdn Bhd, Chairman, Overseas Assurance Corporation (Holdings) Berhad, Chairman, I Great Capital Holdings Sdn Bhd, Chairman, Far Island Bay Sdn Bhd (formerly known as The Great Eastern General Insurance Company Sdn Bhd), Director, Great Eastern Takaful Berhad, Member, Building and Construction Authority Board, Member, Securities Industry Council

British Citizen

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Koh Beng Seng 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Non-Executive Director, UEL)

Non-Executive Director, UEL

CEO, Octagon Advisors Pte Ltd, Director, BOC Hong Kong (Holdings) Limited, Director, Bank of China (Hong Kong) Limited, Director, Singapore Technologies Engineering Ltd, Chairman, Great Eastern Holdings Limited, Director, Hon Sui Sen Endowment CLG Limited

Singapore Citizen

Koh Poh Tiong 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Non-Executive Director, UEL)

Non-Executive Director, UEL

Director, The Great Eastern Life Assurance Company Limited, Director, Raffles Medical Group Ltd, Director, SATS Ltd, Director, Petra Foods Limited, Director & Adviser, Fraser and Neave Limited, Chairman, Times Publishing Limited, Chairman, Yunnan Yulinquan Liquor Company Limited, Chairman, Singapore Kindness Movement, Chairman, National Kidney Foundation, Member, Ministry of Trade and Industry - Evaluation Panel (Advisory Panel to Casino Regulatory Authority on Integrated Resorts’ Tourism Performance)

Singapore Citizen

Michael Lim Chun Leng 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Non-Executive Director, UEL)

Non-Executive Director, UEL

Director, Singapore Heart, Stroke & Cancer Centre Pte Ltd, Director, Singapore Reference Centre for Medical Imaging Pte Ltd, Director, Singapore Institute of Medical Sciences Pte Ltd, Director, Singapore Centre for Medical Imaging Pte Ltd, Director, Singapore Medical Specialists Centre Pte Ltd, Director, MW Medical Investment Holding Co. Pte Ltd (formerly known as Michael Lim Specialist Heart Centre Pte Ltd)

Singapore Citizen

David Wong Cheong Fook 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Non-Executive Director, UEL)

Non-Executive Director, UEL

Director, Banking Computer Services Pte Ltd, Director, Energy Market Company Pte Ltd, Director, PEC Ltd., Chairman, Republic Polytechnic International Pte. Ltd., Chairman, Board of Governance of the Methodist Welfare Services, Member, Casino Regulatory Authority of Singapore, Member, Wesley Methodist Church (Local Church Executive Committee), Member, Methodist Church of Singapore (General Conference Executive Committee), Member, Charity Council

Singapore Citizen

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Tan Chee Keong Roy 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Group Chief Financial Officer, UEL)	Group Chief Financial Officer, UEL Director, WBL, Director, MFS Technology Ltd	Singapore Citizen

Tang Fook Cheong 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Managing Director, Environmental Engineering Division, UEL)	Managing Director, Environmental Engineering Division, UEL	Singapore Citizen

Sun Li Jing @ Ryan Sun 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (General Manager, Hospitality Division, UEL)	General Manager, Hospitality Division, UEL	Singapore Citizen

Ong Kim Teck 801, Lorong 7 Toa Payoh, #07-00, Singapore 319319 (CEO, Engineering and Distribution Division, UEL)	CEO, Engineering and Distribution Division, UEL	Malaysia Citizen

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The following is a list of the executive officers and directors of UECV:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Tan Chee Keong Roy 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director, UECV)	Group Chief Financial Officer, UEL Director, WBL, Director, MFS Technology Ltd	Singapore Citizen

Sonny Tan Kean Min 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director, UECV)	Group Financial Controller, UEL	Malaysia Citizen

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The following is a list of the executive officers and directors of WBL:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Norman Ip Ka Cheung 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Chairman, WBL)

Director and Group Managing Director, UEL

Chairman, WBL, Director, Great Eastern Holdings Limited, Director, Lion Global Investors Limited, Director, The Overseas Assurance Corporation Limited, Director, The Great Eastern Life Assurance Company Limited, Director, AIMS AMP Capital Industrial REIT Management Limited, Chairman, Great Eastern Life Assurance (Malaysia) Berhad, Chairman, Overseas Assurance Corporation (Malaysia) Berhad, Chairman, Great Eastern Capital (Malaysia) Sdn Bhd, Chairman, Overseas Assurance Corporation (Holdings) Berhad, Chairman, I Great Capital Holdings Sdn Bhd, Chairman, Far Island Bay Sdn Bhd (formerly known as The Great Eastern General Insurance Company Sdn Bhd), Director, Great Eastern Takaful Berhad, Member, Building and Construction Authority Board, Member, Securities Industry Council

British Citizen

Tan Chee Keong Roy 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director, WBL)	Group Chief Financial Officer, UEL Director, WBL, Director, MFS Technology Ltd	Singapore Citizen

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The following is a list of the executive officers and directors of WT:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Tan Chee Keong Roy 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director, WT)	Group Chief Financial Officer, UEL Director, WBL, Director, MFS Technology Ltd	Singapore Citizen

Chan Hong Wai 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director, WT)	Executive Director and CEO, MFS Technology Ltd	Singapore Citizen

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The following is a list of the executive officers and directors of UWT:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Tan Chee Keong Roy 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director, UWT)	Group Chief Financial Officer, UEL Director, WBL, Director, MFS Technology Ltd	Singapore Citizen

Sonny Tan Kean Min 12 Ang Mo Kio Street 64 #01-01 UE BizHub CENTRAL Singapore 569088 (Director, UWT)	Group Financial Controller, UEL	Malaysia Citizen